                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                          ILLINOIS CENTRAL CORPORATION
           PURSUANT TO THE OFFER TO PURCHASE DATED FEBRUARY 13, 1998
                                       OF

                           BLACKHAWK MERGER SUB, INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                       CANADIAN NATIONAL RAILWAY COMPANY

                   (Not to be used for signature guarantees)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of Common Stock, par value $0.001 per share, of Illinois Central Corporation, a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Harris Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined under "The Tender Offer--Terms of the Offer; Proration; Expiration Date" in the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See "The Tender Offer--Procedure for Tendering Shares" in the Offer to Purchase.

                        The Depositary for the Offer is:
                        HARRIS TRUST COMPANY OF NEW YORK

                                    By Mail:
                              Wall Street Station
                                 P.O. Box 1023
                         New York, New York 10268-1023
                          By Hand/Overnight Delivery:
                                 Receive Window
                               Wall Street Plaza
                           88 Pine Street, 19th Floor
                            New York, New York 10005

                                 By Facsimile:
                                 (212) 701-7636
                                 (212) 701-7637

                             Confirm by Telephone:
                                 (212) 701-7694
                            ------------------------

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Blackhawk Merger Sub, Inc. ("Purchaser"), a Delaware corporation and an indirect wholly owned subsidiary of Canadian National Railway Company ("Parent"), a Canadian corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 13, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, shares of Common Stock, $0.001 par value (the shares subject to the Offer, as well as all other shares of such Common Stock hereinafter referred to as the "Shares"), of the Company, pursuant to the guaranteed delivery procedure set forth under "The Tender Offer--Procedure for Tendering Shares" of the Offer to Purchase.

Certificate Nos. (if available):                 SIGN HERE
--------------------------------------------     --------------------------------------------
--------------------------------------------     (Signature(s) of Holder(s))
Please check one box if Shares will be           Dated:
delivered by book-entry transfer:                Name(s) of Holder(s):
     [ ] The Depository Trust Company            --------------------------------------------
     [ ] The Philadelphia Depository Company     Please type or print
                                                 --------------------------------------------
Account No.                                      Address of Company
                                                 --------------------------------------------
                                                 Zip Code
                                                 --------------------------------------------
                                                 Area Code and Telephone Number

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary the Shares tendered hereby, or a confirmation of a book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility, together with a properly completed and duly executed Letter(s) of Transmittal (or a manually signed facsimile(s) thereof) or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery and any other required documents, all within three New York Stock Exchange, Inc. trading days of the date hereof. A "trading day" is any day on which the New York Stock Exchange, Inc. is open for business.

---------------------------------------------------------
                                  Name of Firm

---------------------------------------------------------
                                    Address

---------------------------------------------------------
                                                                        Zip Code

---------------------------------------------------------
                         Area Code and Telephone Number
---------------------------------------------------------
                              Authorized Signature

---------------------------------------------------------
                                     Title

Name:
                              Please type or print

Dated:

                DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
       SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.